UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2013, Walter Investment Management Corp. (the “Company”) entered into an Amended and Restated Credit Agreement among the Company, Credit Suisse AG, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties party thereto (the “Credit Agreement”).

The Credit Agreement provides for a seven – year secured term loan in an amount of $1.5 billion (the “Secured Term Loan”) (which was borrowed in full on December 19, 2013) and a five-year secured revolving credit facility in an amount of $125.0 million (the “Secured Revolving Facility” and, together with the Secured Term Loan, the “Facilities”). The Facilities bear interest at a rate per annum equal to, at the option of the Company, (1) LIBOR plus 3.75% (solely with respect to the Secured Term Loan, with a LIBOR “floor” of 1.00%) or (2) an Alternate Base Rate plus 2.75% (which interest will be payable at the end of each applicable interest period of 1, 2, 3 or 6 months, as selected by the Company, but at least on a quarterly basis). The Company is also required to pay a commitment fee of 0.50% per annum on the unused portion of the Secured Revolving Facility. A portion of the Secured Revolving Facility in an amount of up to $25.0 million is available to be used for the issuance of letters of credit.

The Facilities are guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries and secured by a first priority pledge on substantially all of the assets of the Company and the subsidiary guarantors, in each case subject to certain exceptions.

The Secured Term Loan amortizes in quarterly installments starting with the fiscal quarter ending March 31, 2014 at a rate of 1.0% per annum, and no amortization is required with respect to the Secured Revolving Facility. Mandatory repayment obligations under the Credit Agreement include, subject to exceptions, (i) 100% of the net cash proceeds from the sale or other disposition of certain assets of the Company and of certain of the Company’s subsidiaries, subject to reinvestment rights, (ii) 100% of casualty and condemnation proceeds, subject to reinvestment rights, (iii) 100% of the net cash proceeds from the issuance of certain indebtedness and (iv) beginning with the fiscal year ending December 31, 2014, 50% of the Company’s excess cash flow (with reductions to lower percentages upon the achievement of certain financial ratios).

The Facilities allow the Company to prepay, in whole or in part, the Company’s borrowings outstanding thereunder, together with any accrued and unpaid interest, with prior notice but without premium or penalty other than breakage and redeployment costs except as follows. If the Secured Term Loan is prepaid, refinanced, substituted or replaced (including by way of amendment) in whole or in part prior to the date that is six months after the closing date of the Credit Agreement concurrently with the incurrence of indebtedness with a lower all-in yield than that of the Secured Term Loan, any amounts so prepaid, refinanced, substituted or replaced will be subject to a prepayment fee of 1.00%.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type, including restrictions on liens, dispositions of assets, fundamental changes, dividends, the ability to incur additional indebtedness, investments, transactions with affiliates, modifications of certain agreements, certain restrictions on subsidiaries, issuance of certain equity interests, changes in lines of business, creation of additional subsidiaries and prepayments of other indebtedness, in each case subject to customary exceptions. The Credit Agreement permits the incurrence of additional indebtedness (including incremental indebtedness) which is secured on a pari passu basis with the Facilities in an amount of $200.0 million plus an unlimited additional amount, subject to compliance with a pro forma first lien secured leverage ratio (as defined in the Credit Agreement) of 3.0 to 1.0 and the incurrence of additional unsecured indebtedness, subject to compliance with a pro forma total leverage ratio (as defined in the Credit Agreement) of 4.0 to 1.0. The Secured Revolving Facility also requires the Company to maintain certain leverage ratio and interest expense coverage ratio levels.

In addition, the Credit Agreement contains events of default customary for financings of this type, including events of default related to the failure to make payments, incorrect representations, breaches of covenants, defaults under certain other material indebtedness, bankruptcy events, certain ERISA events, actual or purported invalidity of the security agreements or guaranties, material judgments and change of control. Upon the occurrence of an event of default, the administrative agent and the lenders have the right to terminate all commitments and accelerate all loans under the Credit Agreement, enforce their rights with respect to the collateral and take certain other actions.

Credit Suisse AG, certain of its affiliates and other lenders under the Credit Agreement and their affiliates have, from time to time, provided investment banking and advisory services to the Company and/or its affiliates for which they have received customary fees and commissions and such affiliates may provide these services from time to time in the future.

The proceeds of the Credit Agreement were used on December 19, 2013 to repay all amounts outstanding under the Company’s existing Credit Agreement, dated as of November 28, 2012, and will be utilized to increase the Company’s liquidity, for other general corporate purposes (including hedging activities and acquisitions) and to pay fees and expenses incurred in connection with the Credit Agreement.

The foregoing description of the Credit Agreement, including the exhibits incorporated therein, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On December 19, 2013, the Company used the proceeds of the Secured Term Loan to terminate all commitments and repay all amounts owed under its existing Credit Agreement, dated as of November 28, 2012, among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto (as amended by the Amendment No. 1, Incremental Amendment and Joinder Agreement, dated as of January 31, 2013, the Amendment No. 2, dated as of March 14, 2013, the Amendment No. 3, Incremental Amendment and Joinder Agreement, dated as of June 6, 2013 (as amended on July 17, 2013), the Amendment No. 4, Incremental Amendment and Joinder Agreement, dated as of July 23, 2013, and the Amendment No. 5, dated as of September 5, 2013).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, is incorporated by reference into this Item 3.03. The Credit Agreement contains a covenant which limits the ability of the Company and its restricted subsidiaries to pay dividends and to make certain prepayments of other indebtedness. The Company is permitted to pay such dividends and make such prepayments subject to certain enumerated baskets and exceptions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated December 19, 2013, among Walter Investment Management Corp., Credit Suisse AG, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 20, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Senior Vice President – Administration, Chief Human Resources Officer and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated December 19, 2013, among Walter Investment Management Corp., Credit Suisse AG, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties party thereto